UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 11, 2010

Chicago Rivet & Machine Co.
(Exact name of registrant as specified in its charter)

Illinois	000-01227	36-0904920
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Frontenac Road, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(630) 357-8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 11, 2010.  At the meeting, (1) the seven nominees named in the Company’s proxy statement dated March 29, 2010 were elected to serve for a term ending at the Annual Meeting in 2011, and (2) the selection of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for 2010 was ratified.

The voting results for each matter are set forth below:

Item	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
(1) Election of Directors Nominee:
Michael J. Bourg	532,020	157,831	0	220,434
Edward L. Chott	530,661	158,719	0	220,905
Kent H. Cooney	531,445	158,159	0	220,681
William T. Divane, Jr.	532,019	157,831	0	220,435
George P. Lynch	468,478	212,019	0	229,788
John A. Morrissey	531,599	158,131	0	220,555
Walter W. Morrissey	529,150	160,230	0	220,905

Item	Votes For	Votes Against	Abstentions	Broker Non-Votes

(2) Ratification of Grant Thornton LLP	884,268	2,357	23,660	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO RIVET & MACHINE CO.

/s/ Michael J Bourg
Date: May 14, 2010	By: Michael J. Bourg
Its: President and Treasurer